Exhibit 10.30

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of December 1, 2011, by and between ARE-10933 NORTH TORREY PINES, LLC, a Delaware limited liability company (“Landlord”), and AMBRX, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of March 15, 2005, as amended by that certain First Amendment to Lease Agreement dated as of May 19, 2005 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises containing approximately 36,172 rentable square feet in a building located at 10975 North Torrey Pines Road, La Jolla, California. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. The last day of the Base Term of the Lease is currently November 30, 2012.

C. Tenant has requested and Landlord, subject to the terms and conditions set forth below, has agreed to amend the Lease to, among other things, (i) extend the Term of the Lease and (ii) change the amount off Base Rent payable under the Lease.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Base Term. Notwithstanding anything to the contrary contained in the Lease, the last day of the Base Term shall be, and hereby is, extended to November 30, 2017.

2.	Base Rent. Commencing on December 1, 2012, the definition of Base Rent on Page 1 of the Lease is hereby deleted in its entirety and replaced with the following:

“Base Rent:	$3.00 per rentable square foot per month, subject to adjustment as provided for in Sections 3 and 4 below.”

3.	December 2012 and January 2013 Base Rent. Notwithstanding anything to the contrary contained herein, so long as Tenant is not in Default, Tenant shall not be required to pay Base Rent for the months of December 2012 and January 2013; provided, however, Tenant shall continue to pay Additional Rent (including, without limitation, Tenant’s Share of Operating Expenses) as defined in the Lease, for the months of December 2012 and January 2013.

4.	Improvement Rent. Notwithstanding anything to the contrary contained in the Lease, commencing on December 1, 2011, Tenant shall no longer be required to pay Improvement Rent and the provisions of Section 42 of the Lease shall have no further force or effect.

5.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) other than Cassidy Turley/BRE Commercial in connection with the transaction reflected in this Second Amendment, and that no Broker other than Cassidy Turley/BRE Commercial brought about such transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Cassidy Turley/BRE Commercial, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

6.	Miscellaneous.

a. This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

d. Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

LANDLORD:	ARE-10933 NORTH TORREY PINES, LLC, a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, managing member

	By:	[Illegible]
	Its:	Vice President, Real Estate Legal Affairs

TENANT:	AMBRX, INC., a Delaware corporation

	By:	/s/ John W. Wallen III
	Name:	John W. Wallen III
	Title:	Vice President, IP and Corporate Legal